UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act 1934

Date of Report: January 8, 2007

a21, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51285 (Commission File Number)	74-2896910 (I.R.S. Employer Identification No.)

7660 Centurion Parkway, Jacksonville, Florida (Address of Principal Executive Offices)	32256 (Zip Code)

Registrant’s telephone number, including areas code: (904) 565-0066

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 8, 2007, a21, Inc. (“a21”) entered into an employment agreement with Bruce Slywka pursuant to which Mr. Slywka was appointed a21’s Executive Vice President, Sales and Marketing. Mr. Slywka will receive a salary of $185,000 per year and a signing bonus of $15,000. Mr. Slywka will be entitled to an annual bonus based on certain performance criteria established by the Board of Directors and a minimum bonus of $25,000 for 2007. In addition, only with respect to the fiscal year ending December 31, 2007, Mr. Slywka will be entitled to an additional bonus equal to 2% of a21’s net sales above a certain net sales threshold to be established by a21’s Board of Directors. The Board of Directors must establish the applicable threshold by March 1, 2007. a21 granted Mr. Slywka 350,000 restricted shares of a21’s common stock, of which 43,750 shares will vest on the six month anniversary of Mr. Slywka’s employment agreement and the remainder of which will vest in forty-two equal monthly installments on the first day of each month thereafter such that all of such options and restricted stock will be vested by the forty-eight month anniversary of the date of the agreement. All unvested shares of restricted stock will immediately vest upon a change in control of a21. a21 will also pay up to $800 per month for Mr. Slywka’s employee benefits, whether he chooses to use a21 provided benefit plans or benefit plans of his choosing. The employment agreement may be terminated by either party without cause on 30 days written notice to the other party. In addition, a21 may terminate the employment agreement immediately for cause, as defined in the employment agreement, and Mr. Slywka may terminate the employment agreement for good reason, as defined in the employment agreement. If a21 terminates the agreement or Mr. Slywka terminates the agreement for good reason, a21 is obligated to make certain payments to Mr. Slywka, as outlined in the agreement.

From January 2005 to January 2007 he served as Vice President, Worldwide Sales at Knowledge Adventure, a leading educational software firm. Prior to that time and since November 1999, he was the Vice President, Sales, of a $240 million division of Vivendi Universal Games. Mr. Slywka earned a BS in Business Administration from San Diego State University.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

10.1	Employment Agreement between a21, Inc. and Bruce Slywka, dated as of January 8, 2007

99.1	Press Release dated January 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

a21, INC.

By:	/s/ Thomas Costanza
Thomas Costanza Chief Financial Officer

Dated: January 10, 2007

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement between a21, Inc. and Bruce Slywka, dated as of January 8, 2007

99.1	Press Release dated January 8, 2007